MSGI ANNOUNCES AVAILABILITY OF UNIQUE NEW
                        DIGITAL VIDEO & AUDIO TRANSMITTER
               First-of-a-Kind Wireless Product to Be Marketed to
                 Homeland Security and Law Enforcement Agencies

New York, New York, September 23, 2004 - Media Services Group, Inc. (Nasdaq:
MSGI) today announced the market introduction of a new product that represents the latest advancement in deploying digital wireless technology for intelligence collection, surveillance and security: a one-of-a-kind Digital Video & Audio Transmitter. MSGI also announced the recruitment of a senior business developer, with extensive military sales experience, who will be responsible for marketing the new product.

The product is a two-component, digital, encrypted; spread spectrum video and audio transmitter receiver set that was produced by Future Developments America
(FDA), an operating company of MSGI. FDA has offices in Washington, DC, and Calgary, Alberta.

Jeremy Barbera, Chairman and CEO of MSGI, said in making the announcement, "The rollout of this sophisticated transmitter/receiver - FDA's flagship product - marks the culmination of a multi-year development cycle. The FDA leadership team has been actively involved in introducing this product to senior decision-makers in various government and law enforcement agencies, all of whom have been eagerly awaiting its availability.

"The transmitter/receiver has a multitude of applications to many areas of Federal, State and local law enforcement, and will be of great value to numerous agencies within the U.S. Department of Homeland Security (DHS). This product further illustrates MSGI's commitment to delivering leading-edge, technology-based services and tools that address vital public safety and national security issues," Mr. Barbera added.

Earlier this month MSGI announced that Republican National Convention security forces utilized the company's Innalogic SafetyWatch(TM) system as part of a high-profile protective mission managed by the United States Secret Service. Innalogic, LLC is an operating company of MSGI.

The Digital Video & Audio Transmitter receiver is comprised of a desktop or vehicle dash-mounted receiver powered by either a small AC adapter or automotive power source, and a small digital transmitter. This advanced surveillance technology, which can also be body-worn, allows security personnel to monitor operations discreetly, with hands-free operation and with minimal chance of enemy detection. The product incorporates a software "boot loader" option, which will allow customers to download and install classified technological enhancements into the device, as well as design their own applications and user options with FDA's technical support.

Darren Labas, President of Future Developments America and the chief design engineer of the transmitter/receiver, said, "The Digital Video & Audio Transmitter represents a crucial breakthrough in the wireless surveillance industry. The actual transmitter is small. Consequently, for the first time, investigators will be able to use a device that broadcasts on law enforcement frequencies completely digitally - thus making the possibility of interception virtually impossible."

New Business Developer Recruited
--------------------------------
Mr. Barbera also announced that Kyle von Bucholz, a veteran business development professional, has joined the FDA team to spearhead sales and marketing of the Digital Video & Audio Transmitter. Mr. von Bucholz is an expert in marketing technology-based products and services to military and government customers. His efforts will be focused primarily on introducing the transmitter/receiver to DHS agencies.

Mr. von Bucholz has held various lead program management positions in the telecommunications and computer information systems industries worldwide. His experience includes sales, pre-sales engineering, the design and integration of fiber optic LAN networks, microwave systems and single and multi-channel high-frequency and satellite networks. Additionally, he has been responsible for the development of telecommunications security programs that encompassed a multitude of Federal Aviation Administration (FAA) networks and disciplines.

Prior to working in the private sector, Mr. von Bucholz had a highly distinguished career in the U.S. Military. In particular, he served as the company commander in the Special Operations Command, 7th Special Forces Group, in Fort Bragg, NC. This unit is the largest overt psychological warfare division in the U.S. Army. Mr. von Bucholz holds a master's degree in Computer Resources and Information Management and a bachelor's degree in Business Administration.

About Media Services Group, Inc.

Media Services Group, Inc. (Nasdaq: MSGI) is a proprietary solutions provider developing a global combination of innovative emerging businesses that leverage information and technology. MSGI is currently comprised of two operating companies; Future Developments America and Innalogic, LLC. MSGI is principally focused on the homeland security, public safety, intelligence, and surveillance industry. Their corporate headquarters is located in New York, with regional offices in Washington, DC, and Calgary. The corporate telephone is:
917-339-7134. Additional information is available on the company's website: http://www.mediaservices.com